Exhibit 4.1

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT OR, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                    ________________________________________

                                  I-TRAX, INC.
                                ONE LOGAN SQUARE
                         130 N. 18TH STREET, SUITE 2615
                             PHILADELPHIA, PA 19103
                            PHONE NO.: (215) 557-7488
                             FAX NO.: (215) 557-7820

                             STOCK PURCHASE WARRANT

Warrant No.:  H-____                                Right to Purchase:  _______
Date:

         THIS CERTIFIES THAT, for value received, ______________ (the "Holder"), is entitled to purchase from I-TRAX, INC., a Delaware corporation (the "Company"), at any time from __________ until 5:00 p.m. (EST) on ___________ [5 years] ______________ [number] fully paid and nonassessable shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at an exercise price of $3.00 per share, as adjusted.

        1. Subscription Agreement. The Company is issuing this Warrant to the Holder pursuant to a Subscription Agreement under a confidential private placement. This Warrant constitutes part of a unit subscribed to by the Holder in the Subscription Agreement.

        2.      Exercise.

                   (a) To exercise this Warrant or any part of this Warrant, the Holder must deliver to the Company (collectively, the "Exercise Documentation"): (i) a completed exercise agreement a form of which is attached; (ii) this Warrant; and (iii) a check payable to the Company in an amount equal to the product of the exercise price and the number of shares the Holder desires to purchase. The Company will, without charge, issue certificates for shares of Common Stock purchased upon exercise of this Warrant within five days after receipt of the Exercise Documentation. Unless this Warrant has expired, or all of the purchase rights represented by this Warrant have been exercised, the Company will also prepare a new Warrant, substantially identical to this Warrant, representing the rights formerly represented by this Warrant which have not expired or been exercised.

                   (b) If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder will be entitled to receive a certificate for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

                  (A) = the closing bid price on the trading day preceding the date on which the Company receives the Exercise Documentation;

                  (B)     = the exercise price of this Warrant, as adjusted; and

                  (X) = the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant.


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        3.      Reservation of Shares. The Company will at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

        4. No Stockholder Rights. This Warrant does not and will not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

        5.      Certain Adjustments.

                  (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price is subject to adjustment from time to time upon the happening of any of the following. In case the Company (i) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares,
         (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues any shares of its capital stock in a reclassification of the Common Stock, then the number of shares purchasable upon exercise of this Warrant immediately prior thereto will be adjusted so that the Holder will be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or have been entitled to receive had this Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of shares or other securities of the Company which are purchasable hereunder, the Holder will thereafter be entitled to purchase the number of shares or other securities resulting from such adjustment at an exercise price per share or other security obtained by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder will have the right thereafter to receive upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or Common Stock of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets if this Warrant had been exercised immediately prior to such reorganization, reclassification, merger, consolidation or disposition of assets. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) will expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares for which this Warrant is exercisable which will be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, "common stock of the successor or acquiring corporation" will include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and will also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section will similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

        6. Notices of Adjustment. Whenever the number of shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the exercise price is adjusted, as herein provided, the



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                Company  will give notice  thereof to the Holder,  which  notice will state the number of shares (and other securities or property) purchasable upon the exercise of this Warrant and the exercise price of such shares (and other securities or property) after such adjustment, setting forth a brief statement of the
                facts   requiring   such   adjustment   and  setting  forth  the
                computation by which such adjustment was made.

        7.      Notice of Corporate Action. If at any time:

                  (a) the Company takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there is any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                  (c) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company will give to Holder (i) at least 20 days' prior written notice of the date on which a record date is selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause also will specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock will be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock will be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice will be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with
Section 7.

         8. Right to Redeem. If the closing price of Common Stock, as reported by the American Stock Exchange or such other exchange or quotation service on which the Common Stock may be traded following the issuance of this Warrant, is $9.00 [3x exercise price as adjusted for any stock splits or reverse splits] or more for a period of 10 consecutive trading days, and the warrant shares have been and are registered for immediate resale by the Holder, the Company may, within 10 days of the last such trading day, deliver to the Holder, at the Holder address as on file with the Company, written notice of the Company's intent to redeem this Warrant for a price of $.05 for each share then issuable upon the exercise of this Warrant. The Holder will then have a period of 30 days following receipt of such notice to exercise this Warrant in accordance with its terms. If the Holder does not exercise this Warrant within the period of 30 days specified in the preceding sentence, this Warrant will be deemed to have been redeemed by the Company and Holder will only be entitled to receive from the Company the redemption price of $.05 for each share of Common Stock which would have been issuable upon the exercise of this Warrant immediate prior to its deemed redemption.

         9. Governing Law. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.

                                  I-TRAX, INC.



                                            By:_________________________________
                                            Name: Frank A.Martin
                                            Title:   Chairman and CEO



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(Corporate Seal)

Attest:



____________________________________
Secretary





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